Coopers & Lybrand L.L.P.

Coopers
& Lybrand                                 a professional services firm



                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of  Trustees of Growth Portfolio:

      Small Cap Portfolio
      Value Portfolio

We consent to the inclusion in Post Effective Amendment No. 4 to the Registration Statement of Growth Portfolio on Form N-1A of our reports dated February 17, 1998 on our audit of the financial statements and supplementary data of the above referenced Portfolios which is included in the Annual Reports to Shareholders for the year ended December 31, 1997 which is included in the Post Effective Amendment to the Registration Statement.

We also consent to the reference to our Firm under the caption "Financial Statements."


                                                /s/ COOPERS & LYBRAND L.L.P.
                                                ----------------------------
                                                COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
June 18, 1998